UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2022

LeMaitre Vascular, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33092	04-2825458
(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue
Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LMAT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Upon recommendation from the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of LeMaitre Vascular, Inc. (the “Company”), on September 21, 2022, the Board appointed Martha Shadan as a director of the Company effective as of such date, to fill a vacancy on the Board due to expansion of the size of the Board to eight seats. Ms. Shadan will serve as a Class I director and will hold office until the Company’s 2025 annual stockholders meeting, subject to her earlier resignation, removal or death.

There are no arrangements or understandings between Ms. Shadan and any other persons pursuant to which she was selected as a director. Ms. Shadan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Shadan will be compensated according to the Company's Non-Employee Director Compensation Policy and will also be entitled to indemnification pursuant to the standard indemnification agreement between the Company and its officers and directors.

Under the Non-Employee Director Compensation Policy, non-employee directors of the Company receive an annual retainer for Board membership of $26,000. The chair of the Company's Audit Committee receives an annual retainer of $20,000, the chair of the Company's Compensation Committee receives an annual retainer of $7,500, and the chair of the Company's Nominating and Corporate Governance Committee receives an annual retainer of $6,500. Members of the Company's Audit Committee receive an annual retainer of $6,000, members of the Company's Compensation Committee receive an annual retainer of $2,500, and members of the Company's Nominating and Corporate Governance Committee receive an annual retainer of $2,000. Aggregate cash compensation paid to any non-employee director for any year may not exceed $50,000 without the approval of the Board. Minimum cash compensation to any non-employee director may not be below $30,000 for any year. Non-employee directors are also eligible for an annual equity grant valued at $112,000, comprised of 50% options, 25% performance stock, and 25% restricted stock, typically granted in Q4.

Ms. Shadan will also be reimbursed for out-of-pocket expenses incurred on the Company's behalf and be eligible to participate in the Third Amended and Restated 2006 Stock Option and Incentive Plan on an ad hoc basis from time to time at the discretion of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

Dated: September 23, 2022	By	/s/ Joseph P. Pellegrino, Jr.
		Name:	Joseph P. Pellegrino, Jr.
		Title:	Chief Financial Officer and Secretary